Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
206-470-7137	206-757-2785
ir@zillow.com	press@zillow.com

ZILLOW, INC. REPORTS RECORD THIRD QUARTER 2014 RESULTS

•	Record quarterly Revenue of $88.6 million, up 66% over third quarter 2013.

•	Record quarterly and all-time traffic, with a new monthly record in July 2014 of nearly 89 million unique users on mobile and Web.

•	Real Estate Revenue, led by record Premier Agent advertiser Revenue, up 86% over third quarter 2013.

•	Adjusted EBITDA of $14.6 million, or 17% of revenue.

SEATTLE – November 5, 2014 – Zillow, Inc. (NASDAQ:Z), the leading real estate and home-related marketplace, today announced record financial results for the quarter ended September 30, 2014.

“The third quarter was another excellent one for Zillow with record revenue, traffic, mobile usage and Premier Agent advertiser revenue in what is turning out to be a transformative year,” said Spencer Rascoff, Zillow CEO. “We continue to solidly execute on our strategic priorities for the year, and are experiencing positive momentum throughout all of our home-related marketplaces. We plan to continue to invest heavily in our brand, business and products to fuel our long-term growth and strengthen our leadership position.”

Third Quarter 2014 Financial Highlights

•	Revenue increased 66% to a record $88.6 million from $53.3 million in the third quarter of 2013.

•	Marketplace Revenue increased 77% to a record $72.7 million from $41.0 million in the third quarter of 2013.

•	Real Estate Revenue grew 86% to a record $65.6 million from $35.3 million in the third quarter of 2013. Premier Agent advertisers spent 87% more in the quarter compared to the same quarter one year ago.

•	Mortgages Revenue grew 24% to $7.1 million from $5.7 million in the third quarter of 2013.

•	Display Revenue increased 30% to $16.0 million from $12.3 million in the third quarter of 2013.

•	Basic and diluted GAAP net loss per share was $0.40 in the third quarter of 2014 compared to basic and diluted GAAP net loss per share of $0.03 in the same period last year. The third quarter of 2014 results include the impact of approximately $0.33 on basic and diluted GAAP net loss per share from acquisition-related costs due to the company’s proposed acquisition of Trulia, Inc.

•	Basic non-GAAP net income per share was $0.15 in the third quarter of 2014 compared to basic non-GAAP net loss per share of $0.04 in the same period last year. Diluted non-GAAP net income per share was $0.13 in the third quarter of 2014 compared to diluted non-GAAP net loss per share of $0.04 in the same period last year. Basic and diluted non-GAAP net income (loss) per share excludes share-based compensation expense, acquisition-related costs, and the 2013 income tax benefit.

•	Adjusted EBITDA was $14.6 million in the third quarter of 2014, or 17% of revenue, which was an increase from $4.3 million in the third quarter of 2013, or 8% of revenue.

Operating and Business Highlights

•	Zillow reached a record 86 million average monthly unique users during the third quarter of 2014, up 41% year-over-year. In July, traffic broke an all-time record with nearly 89 million monthly unique users, an increase of 45% year-over-year.

•	During the third quarter of 2014, visits to Zillow via a mobile device increased 70% year-over-year, and in September 2014, half of a billion homes were viewed on Zillow via a mobile device, which equates to 186 homes per second.

•	Premier Agent advertisers spent a record amount with Zillow in the third quarter of 2014. Zillow added 4,059 net new Premier Agent advertisers in the third quarter for a total of 60,877 as of September 30, 2014, with average revenue per advertiser reaching a record $349, up from $264 in the same period last year. Premier Agent advertisers who have been on the platform more than 12 months spent 65% more in the third quarter this year than a year ago.

•	Zillow Mortgages continues to grow despite tightening in the mortgage markets overall. While the Mortgage Bankers Association reported a year-over-year decline in originations of 36%[1] during the third quarter, Zillow Mortgages saw loan requests grow 18% year-over-year to approximately 7 million. The vast majority of these requests were for purchase loans, which also include Zillow pre-approval submissions.

•	In the third quarter, Zillow announced plans to acquire Trulia, Inc. in a stock-for-stock transaction, which is expected to close in 2015. The combined company will maintain the Zillow and Trulia consumer brands, offering buyers, sellers, homeowners and renters access to vital information about homes and real estate for free, and providing advertising and software solutions that help real estate professionals grow their businesses.

•	In September, Zillow began powering U.S. real estate search for Leju Holdings Limited, which operates one of the largest real estate sites in China, through a co-branded Zillow-Leju site. Chinese buyers are the largest population of foreign buyers of U.S. homes, and agents, brokers and MLSs that market their listings through Zillow now have their listings also appear on the Leju site for no additional cost or effort.

•	Zillow continues to strengthen relationships with agents, brokerages and MLSs. The company recently added the New Jersey, Northern Nevada, and Northeast Oklahoma MLSs to the Zillow Partnership Platform. Additionally, Edina Realty, a Berkshire Hathaway Home Services affiliate and the largest brokerage in Minnesota, recently joined the Zillow Pro for Brokers program, as did Lyon Real Estate in Sacramento, California. There are now 3,200 brokerage partners in the Zillow Pro for Brokers program, which has grown 60% since the end of the second quarter.

•	Zillow held its first-ever National Premier Agent Forum in Las Vegas in October. Approximately 1,000 Premier Agents attended to learn how to best utilize the Zillow platform, and to connect with Zillow executives, employees and other Premier Agents.

•	In September, Zillow unveiled the fourth TV spot in the company’s award-winning national advertising campaign, “Find Your Way Home.” The 15 second spot, entitled “What If,” focuses on first-time home buyers and the mobile devices and products they use, like Zillow’s new mortgage pre-approval product. The ad is running in rotation throughout the fall and winter on major networks and national cable stations. Since launching its national advertising campaign, Zillow’s unaided brand awareness has increased from 9% to 31%[2], and is now the largest in the category.

[1]	Source: Mortgage Bankers Association Quarterly Mortgage Originations Estimates as of October 2014.
[2]	Source: Ipsos AAU Brand Tracker, September 2014.

Quarterly Conference Call to Include Business Outlook

Zillow management will discuss Zillow, Inc.’s third quarter 2014 financial results, as well as fourth quarter and full year 2014 business outlook, in a conference call today at 2 p.m. Pacific Time (5 p.m. Eastern Time) that will also be webcast live. The live webcast of the conference call will be available on the investor relations section of Zillow, Inc.’s website at http://investors.zillow.com/. For those without access to the Internet, the call may be accessed toll-free via phone at 877-643-7152 with conference ID# 24839928. Callers outside the United States may dial 443-863-7921 with conference ID# 24839928. Questions submitted via Zillow’s Twitter account (www.twitter.com/zillow) using the hashtag #ZEarnings, and questions posted on the Zillow Facebook page (www.facebook.com/zillow), will be considered during the Q&A portion of the call, in addition to questions submitted by those dialed in. Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Zillow, Inc.‘s website at http://investors.zillow.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our beliefs about our execution on our strategic priorities, our positive growth trends and our future investments in our business. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Zillow’s actual results from those described in these forward-looking statements may result from actions taken by Zillow as well as from risks and uncertainties beyond Zillow’s control. Factors that may contribute to such differences include, but are not limited to, Zillow’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments, including our proposed acquisition of Trulia, Inc.; Zillow’s ability to maintain and effectively manage an adequate rate of growth; the impact of the real estate industry on Zillow’s business; Zillow’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow’s ability to increase awareness of the Zillow brand; Zillow’s ability to maintain or establish relationships with listings and data providers; Zillow’s ability to attract consumers to Zillow’s mobile applications and websites; Zillow’s ability to compete successfully against existing or future competitors; the reliable performance of Zillow’s network infrastructure and content delivery processes; and Zillow’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow’s business and financial results, please review the “Risk Factors” described in Zillow’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 filed with the Securities and Exchange Commission, or SEC, and in Zillow’s other filings with the SEC. Except as may be required by law, Zillow does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Additional Information and Where to Find It

In connection with the proposed acquisition of Trulia, Zillow and Trulia filed a preliminary joint proxy statement with the SEC, and a new holding company, Zebra Holdco, Inc. (“Holdco”) filed a Registration Statement on Form S-4, which includes a registration statement and preliminary proxy statement/prospectus with respect to Holdco shares to be issued in the transaction (the “Registration/Joint Proxy Statement”), with the SEC. The information in the preliminary Registration/Joint Proxy Statement is not complete and may be changed. The definitive Registration/Joint Proxy Statement will be mailed to shareholders of Zillow and stockholders of Trulia after the Registration Statement on Form S-4 is declared effective by the SEC. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION / JOINT PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders may obtain free copies of the Registration/Joint Proxy Statement and other documents filed by Zillow and Trulia at the SEC’s website at www.sec.gov. Copies of the Registration/Joint Proxy Statement and the filings incorporated by reference therein may also be obtained, without charge, from Zillow’s website, www.zillow.com, under the heading “Investors” in the “About” tab or by contacting Zillow Investor Relations at (206) 470-7137. These documents may also be obtained, without charge, from Trulia’s website, www.trulia.com, under the tab “Investor Relations” or by contacting Trulia Investor Relations at (415) 400-7238.

Participants in Solicitation

The respective directors and executive officers of Zillow and Trulia and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Zillow or Trulia security holders in connection with the proposed transaction is set forth in the preliminary Registration/Joint Proxy Statement, and will also be set forth in the final Registration/Joint Proxy Statement. In addition, information regarding Zillow’s directors and executive officers is available in its proxy statement filed with the SEC by Zillow on April 17, 2014, and information regarding Trulia’s directors and executive officers is available in its proxy statement filed with the SEC by Trulia on April 22, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Registration/Joint Proxy Statement and other relevant materials filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA as well as non-GAAP net income (loss) per share, both of which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, and a reconciliation of net loss, adjusted, to net income (loss), as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share - basic and diluted, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation expense;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect acquisition-related costs; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our presentation of non-GAAP net income (loss) per share excludes the impact of share-based compensation expense, acquisition-related costs, and the 2013 income tax benefit. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income (loss) per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, acquisition-related costs, and the income tax benefit facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow, Inc.

Zillow, Inc. (NASDAQ: Z) operates the leading real estate and home-related marketplaces on mobile and the Web, with a complementary portfolio of brands and products that help people find vital information about homes, and connect with the best local professionals. Zillow’s brands serve the full lifecycle of owning and living in a home: buying, selling, renting, financing, remodeling and more. In addition, Zillow offers a suite of tools and services to help local real estate, mortgage, rental and home improvement professionals manage and market their businesses. Welcoming more than 82 million monthly unique users in October 2014, the Zillow, Inc. portfolio includes Zillow.com®, Zillow Mobile, Zillow Mortgages, Zillow Rentals, Zillow Digs®, StreetEasy®, Postlets®, Diverse Solutions®, Agentfolio®, Mortech®, HotPads™ and Retsly ™. Zillow is headquartered in Seattle.

Please visit http://investors.zillow.com/, www.zillowblog.com, www.twitter.com/zillow, and www.facebook.com/zillow, where Zillow discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow logo is available at http://zillow.mediaroom.com/logos.

Zillow.com, Zillow, Digs, StreetEasy, Postlets, Mortech, Agentfolio and Diverse Solutions are registered trademarks of Zillow, Inc.

Find Your Way Home, HotPads and Retsly are trademarks of Zillow, Inc.

(ZFIN)

ZILLOW, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$122,765	$201,760
Short-term investments	243,555	93,531
Accounts receivable, net	21,794	15,234
Prepaid expenses and other current assets	8,921	4,987

Total current assets	397,035	315,512
Long-term investments	92,130	142,435
Property and equipment, net	38,335	27,408
Goodwill	96,352	93,213
Intangible assets, net	24,864	29,149
Other assets	494	346

Total assets	$649,210	$608,063

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$13,366	$4,724
Accrued expenses and other current liabilities	17,756	10,601
Accrued compensation and benefits	6,784	4,440
Deferred revenue	14,721	12,298
Deferred rent, current portion	834	546

Total current liabilities	53,461	32,609
Deferred rent, net of current portion	10,549	7,658
Shareholders’ equity:
Preferred stock	—	—
Class A common stock	3	3
Class B common stock	1	1
Additional paid-in capital	702,030	651,913
Accumulated deficit	(116,834)	(84,121)

Total shareholders’ equity	585,200	567,796

Total liabilities and shareholders’ equity	$649,210	$608,063

ZILLOW, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$88,646	$53,311	$233,564	$139,197
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	7,679	5,116	20,636	13,540
Sales and marketing (2)	46,934	31,195	129,907	83,913
Technology and development (2)	21,318	12,167	58,150	33,849
General and administrative (2)	15,757	10,156	44,968	27,367
Acquisition-related costs	13,200	201	13,384	201

Total costs and expenses	104,888	58,835	267,045	158,870

Loss from operations	(16,242)	(5,524)	(33,481)	(19,673)
Other income	265	70	768	240

Loss before income taxes	(15,977)	(5,454)	(32,713)	(19,433)
Income tax benefit	—	4,265	—	4,265

Net loss	$(15,977)	$(1,189)	$(32,713)	$(15,168)

Net loss per share — basic and diluted	$(0.40)	$(0.03)	$(0.82)	$(0.43)
Weighted-average shares outstanding — basic and diluted	40,296	36,667	39,810	35,011
(1) Amortization of website development costs and intangible assets included in technology and development	$7,472	$5,092	$21,113	$13,792

(2) Includes share-based compensation expense as follows:
Cost of revenue	$489	$185	$1,280	$524
Sales and marketing	1,885	871	4,886	9,875
Technology and development	2,748	985	7,829	3,053
General and administrative	3,512	1,727	10,181	4,929

Total	$8,634	$3,768	$24,176	$18,381

Other Financial Data:
Adjusted EBITDA (3)	$14,631	$4,322	$29,788	$14,720

(3)	See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2014	2013
Operating activities
Net loss	$(32,713)	$(15,168)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,709	15,811
Share-based compensation expense	24,176	18,381
Release of valuation allowance on certain deferred tax assets	—	(4,265)
Loss on disposal of property and equipment	456	894
Bad debt expense	1,699	1,181
Deferred rent	3,179	(123)
Amortization of bond premium	2,628	246
Changes in operating assets and liabilities:
Accounts receivable	(8,259)	(7,267)
Prepaid expenses and other assets	(4,082)	(1,427)
Accounts payable	8,642	723
Accrued expenses	9,499	1,045
Deferred revenue	2,423	2,505

Net cash provided by operating activities	33,357	12,536

Investing activities
Proceeds from maturities of investments	109,912	42,000
Purchases of investments	(212,259)	(94,489)
Purchases of property and equipment	(24,279)	(16,434)
Purchases of intangible assets	(3,170)	(2,629)
Cash paid for acquisitions, net of cash acquired	(3,500)	(42,615)

Net cash used in investing activities	(133,296)	(114,167)

Financing activities
Proceeds from exercise of Class A common stock options	20,944	16,580
Proceeds from public offering, net of offering costs	—	253,899

Net cash provided by financing activities	20,944	270,479
Net increase (decrease) in cash and cash equivalents during period	(78,995)	168,848
Cash and cash equivalents at beginning of period	201,760	150,040

Cash and cash equivalents at end of period	$122,765	$318,888

Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$4,996	$2,814
Write-off of fully depreciated property and equipment	$3,252	$3,215

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(15,977)	$(1,189)	$(32,713)	$(15,168)
Other income	(265)	(70)	(768)	(240)
Depreciation and amortization expense	9,039	5,877	25,709	15,811
Share-based compensation expense	8,634	3,768	24,176	18,381
Acquisition-related costs	13,200	201	13,384	201
Income tax benefit	—	(4,265)	—	(4,265)

Adjusted EBITDA	$14,631	$4,322	$29,788	$14,720

Non-GAAP Net Income (Loss) per Share

The following table presents a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share - basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss, as reported	$(15,977)	$(1,189)	$(32,713)	$(15,168)
Share-based compensation expense	8,634	3,768	24,176	18,381
Acquisition-related costs	13,200	201	13,384	201
Income tax benefit	—	(4,265)	—	(4,265)

Net income (loss), adjusted	$5,857	$(1,485)	$4,847	$(851)

Non-GAAP net income (loss) per share - basic	$0.15	$(0.04)	$0.12	$(0.02)
Non-GAAP net income (loss) per share - diluted	$0.13	$(0.04)	$0.11	$(0.02)
Weighted-average shares outstanding - basic	40,296	36,667	39,810	35,011
Weighted-average shares outstanding - diluted	43,539	36,667	42,968	35,011

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Marketplace revenue:
Real estate	$65,586	$35,254	$168,232	$92,000
Mortgages	7,106	5,742	20,800	16,465

Total Marketplace revenue	72,692	40,996	189,032	108,465
Display revenue	15,954	12,315	44,532	30,732

Total revenue	$88,646	$53,311	$233,564	$139,197

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Percentage of Total Revenue:
Marketplace revenue:
Real estate	74%	66%	72%	66%
Mortgages	8%	11%	9%	12%

Total Marketplace revenue	82%	77%	81%	78%
Display revenue	18%	23%	19%	22%

Total revenue	100%	100%	100%	100%

Key Growth Drivers

The following tables set forth our key growth drivers for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended September 30,		2013 to 2014 % Change
	2014	2013
	(in thousands)
Unique Users	85,979	61,118	41%

Unique users source: We measure unique users with Google Analytics. Beginning in September 2013, the reported monthly unique users reflect the effect of Zillow’s August 26, 2013 acquisition of StreetEasy, Inc.

	At September 30,		2013 to 2014 %Change
	2014	2013
Premier Agent Advertisers	60,877	44,749	36%